Exhibit 99.1

NEWS RELEASE

Southcross Energy 1717 Main Street, Suite 5200, Dallas, Texas 75201, 214-979-3720

Southcross Energy Partners, L.P. Reports First Quarter Results

DALLAS, Texas, May 10, 2018 - Southcross Energy Partners, L.P. (NYSE: SXE) (“Southcross” or the “Partnership”) today announced first quarter financial and operating results.

Southcross’ net loss was $16.8 million for the quarter ended March 31, 2018, compared to $15.4 million for the same period in the prior year and $17.3 million for the quarter ended December 31, 2017. Adjusted EBITDA (as defined below) was $15.1 million for the quarter ended March 31, 2018, compared to $18.0 million for the same period in the prior year and $17.3 million for the quarter ended December 31, 2017. Adjusted EBITDA for the first quarter was lower than the prior quarter primarily due to lower processed gas volumes resulting from lower volumes delivered by producers. This was partially offset by lower operating and general and administrative expenses.

Processed gas volumes during the quarter averaged 234 MMcf/d, a decrease of 9% compared to 256 MMcf/d for the same period in the prior year and a decrease of 8% compared to 255 MMcf/d for the quarter ended December 31, 2017.

Capital Expenditures

For the quarter ended March 31, 2018, growth and maintenance capital expenditures were $3.4 million and were related primarily to various projects to connect new production to our assets.

Capital and Liquidity

As of March 31, 2018, Southcross had total outstanding debt of $530 million, including $83 million under its revolving credit facility, as compared to total outstanding debt of $527 million as of December 31, 2017.

In accordance with the amendment to Southcross’ revolving credit agreement executed December 29, 2016, Southcross issued $15 million of senior unsecured notes to certain funds managed by EIG Global Energy Partners and Tailwater Capital in January 2018. At May 4, 2018, Southcross had more than $24 million in available liquidity.

Cash Distributions and Distributable Cash Flow

Distributable cash flow (as defined below) for the quarter ended March 31, 2018 was $5.0 million, compared to $8.9 million for the same period in the prior year and $5.8 million for the quarter ended December 31, 2017. The Partnership did not make a cash distribution for the quarter ended March 31, 2018 and is not allowed to make any cash distributions until the Partnership’s consolidated total leverage ratio, as defined under its credit agreement, is at or below 5.0x to 1. At March 31, 2018, the Partnership’s consolidated total leverage ratio was approximately 8.6x to 1 compared to approximately 8.1x to 1 for the quarter ended December 31, 2017. In addition, under the terms of the Agreement and Plan of Merger (the “Merger Agreement”), dated as of October 31, 2017, with American Midstream Partners, LP (“AMID”), its general partner, and a certain wholly owned subsidiary of AMID pursuant to which Southcross will merge with AMID’s wholly owned subsidiary (the “merger”) , the Partnership is not permitted, without the prior written consent of AMID, to declare or pay any distribution or dividends on its common units during the pendency of the merger.

About Southcross Energy Partners, L.P.

Southcross Energy Partners, L.P. is a master limited partnership that provides natural gas gathering, processing, treating, compression and transportation services and NGL fractionation and transportation services. It also sources, purchases, transports and sells natural gas and NGLs. Its assets are located in South Texas, Mississippi and Alabama and include two gas processing plants, one fractionation plant and approximately 3,100 miles of pipeline. The South Texas assets are located in or near the Eagle Ford shale region. Southcross is headquartered in Dallas, Texas. Visit www.southcrossenergy.com for more information.

Cautionary Statement Regarding Forward-Looking Statements

This news release and accompanying statements may contain forward-looking statements. All statements that are not statements of historical facts, including statements regarding our future financial position, results, business strategy, guidance, distribution growth and plans and objectives of management for future operations, are forward-looking statements. We have used the words “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “predict,” “project,” “should,” “will,” “would”, “potential,” and similar terms and phrases to identify forward-looking statements in this news release. Although we believe that the assumptions underlying our forward-looking statements are reasonable, any of these assumptions could be inaccurate, and, therefore, we cannot assure you that the forward-looking statements included herein will prove to be accurate. These forward-looking statements reflect our intentions, plans, expectations, assumptions and beliefs about future events and are subject to risks, uncertainties and other factors, many of which are outside our control. Additional risks include the following: the ability to satisfy certain conditions to the consummation of the proposed merger, including the closing of the Contribution Agreement (as defined in the Merger Agreement), the ability of AMID to successfully integrate SXE’s operations and employees and realize anticipated synergies and cost savings, actions by third parties, the potential impact of the announcement or consummation of the proposed merger and related transactions on relationships, including with employees, suppliers, customers, competitors and credit rating agencies, and the ability to achieve revenue and other financial growth, and volatility in the price of oil, natural gas, and natural gas liquids and the credit market. Actual results and trends in the future may differ materially from those suggested or implied by the forward-looking statements depending on a variety of factors which are described in greater detail in our filings with the Securities and Exchange Commission (“SEC”). Please see SXE’s and AMID’s “Risk Factors” and other disclosures included in their respective Annual Reports on Form 10-K for the year ended December 31, 2017 and in their respective subsequently filed Forms 10-Q and 8-K. All future written and oral forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by the previous statements. The forward-looking statements herein speak as of the date of this news release. AMID and SXE undertake no obligation to update any information contained herein or to publicly release the results of any revisions to any forward-looking statements that may be made to reflect events or circumstances that occur, or that we become aware of, after the date of this news release.
Use of Non-GAAP Financial Measures

We report our financial results in accordance with accounting principles generally accepted in the United States, or GAAP. We also present the non-GAAP financial measures of Adjusted EBITDA and distributable cash flow.

We define Adjusted EBITDA as net income/loss, plus interest expense, income tax expense, depreciation and amortization expense, equity in losses of joint venture investments, certain non-cash charges (such as non-cash unit-based compensation, impairments, loss on extinguishment of debt and unrealized losses on derivative contracts), major litigation costs net of recoveries, transaction-related costs, revenue deferral adjustment, loss on sale of assets, severance expense and selected charges that are unusual or non-recurring; less interest income, income tax benefit, unrealized gains on derivative contracts, equity in earnings of joint venture investments, gain on sale of assets and selected gains that are unusual or non-recurring. Adjusted EBITDA should not be considered an alternative to net income, operating cash flow or any other measure of financial performance presented in accordance with GAAP.

Adjusted EBITDA is a key metric used in measuring our compliance with our financial covenants under our debt agreements and is used as a supplemental measure by our management and by external users of our financial statements, such as investors, commercial banks, research analysts and others, to assess the ability of our assets to generate cash sufficient to support our indebtedness and make future cash distributions; operating performance and return on capital as compared to those of other companies in the midstream energy sector, without regard to financing or capital structure; and the attractiveness of capital projects and acquisitions and the overall rates of return on investment opportunities.

We define distributable cash flow as Adjusted EBITDA, plus interest income and income tax benefit, less cash paid for interest, income tax expense and maintenance capital expenditures. We use distributable cash flow to analyze our liquidity. Distributable cash flow does not reflect changes in working capital balances. Distributable cash flow is used to assess the ability of our assets to generate cash sufficient to support our indebtedness and make future cash distributions to our unitholders; and the attractiveness of capital projects and acquisitions and the overall rates of return on alternative investment opportunities.

Adjusted EBITDA and distributable cash flow are not financial measures presented in accordance with GAAP. We believe that the presentation of these non-GAAP financial measures provides useful information to investors in assessing our financial condition, results of operations and cash flows from operations. Reconciliations of Adjusted EBITDA and distributable cash flow to their most directly comparable GAAP measure are included in this press release. Net income and net cash provided by operating activities are the GAAP measures most directly comparable to Adjusted EBITDA. The GAAP measure most directly comparable to distributable cash flow is net cash provided by operating activities. Our non-GAAP financial measures should not be considered as alternatives to the most directly comparable GAAP financial measure. Each of these non-GAAP financial measures has important limitations as an analytical tool because each excludes some but not all items that affect the most directly comparable GAAP financial measure. You should not consider Adjusted EBITDA or distributable cash flow in isolation or as a substitute for analysis of our results as reported under GAAP. Because Adjusted EBITDA and distributable cash flow may be defined differently by other companies in our industry, our definitions of these non-GAAP financial measures may not be comparable to similarly titled measures of other companies, thereby diminishing their utility across industry lines.

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Contact:
Southcross Energy Partners, L.P.
Mallory Biegler, 214-979-3720
Investor Relations
investorrelations@southcrossenergy.com

SOUTHCROSS ENERGY PARTNERS, L.P.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except for per unit data)
(Unaudited)

	Three Months Ended March 31,
	2018	2017
Revenues:
Revenues	$103,861	$114,387
Revenues - affiliates	52,769	40,771
Total revenues	156,630	155,158

Expenses:
Cost of natural gas and liquids sold	123,517	118,691
Operations and maintenance	13,973	14,306
Depreciation and amortization	17,856	17,850
General and administrative	4,975	8,196
Impairment of assets	—	649
Gain on sale of assets	—	(62)
Total expenses	160,321	159,630

Loss from operations	(3,691)	(4,472)
Other income (expense):
Equity in losses of joint venture investments	(3,136)	(3,316)
Interest expense	(10,010)	(9,103)
Gain on insurance proceeds	—	1,508
Total other expense	(13,146)	(10,911)
Net loss	$(16,837)	$(15,383)
General partner unit in-kind distribution	(11)	(8)
Net loss attributable to partners	$(16,848)	$(15,391)

Earnings per unit:
Net loss allocated to limited partner common units	$(10,112)	$(9,380)
Weighted average number of limited partner common units outstanding	48,627	48,522
Basic and diluted loss per common unit	$(0.21)	$(0.19)

Net loss allocated to limited partner subordinated units	$(2,539)	$(2,360)
Weighted average number of limited partner subordinated units outstanding	12,214	12,214
Basic and diluted loss per subordinated unit	$(0.21)	$(0.19)

SOUTHCROSS ENERGY PARTNERS, L.P.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands, except for unit data)
(Unaudited)

	March 31, 2018	December 31, 2017
ASSETS
Current assets:
Cash and cash equivalents	$3,013	$5,218
Trade accounts receivable	29,742	33,920
Accounts receivable - affiliates	30,507	33,163
Prepaid expenses	2,136	2,592
Other current assets	8,184	497
Total current assets	73,582	75,390

Property, plant and equipment, net	901,354	914,547
Investments in joint ventures	108,702	111,747
Other assets	2,571	2,519
Total assets	$1,086,209	$1,104,203

LIABILITIES AND PARTNERS' CAPITAL
Current liabilities:
Accounts payable and accrued liabilities	$45,845	$57,782
Accounts payable - affiliates	959	378
Current portion of long-term debt	4,256	4,256
Other current liabilities	17,045	12,976
Total current liabilities	68,105	75,392

Long-term debt	517,792	514,266
Other non-current liabilities	17,524	14,979
Total liabilities	603,421	604,637

Commitments and contingencies

Partners' capital:
Common units (48,636,517 and 48,614,187 units outstanding as of March 31, 2018 and December 31, 2017, respectively)	204,662	215,146
Class B Convertible units (18,656,071 and 18,335,181 units issued and outstanding as of March 31, 2018 and December 31, 2017, respectively)	263,416	266,725
Subordinated units (12,213,713 units issued and outstanding as of March 31, 2018 and December 31, 2017, respectively)	5,655	8,302
General partner interest	9,055	9,393
Total partners' capital	482,788	499,566
Total liabilities and partners' capital	$1,086,209	$1,104,203

SOUTHCROSS ENERGY PARTNERS, L.P.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Three Months Ended March 31,
	2018	2017
Cash flows from operating activities:
Net loss	$(16,837)	$(15,383)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization	17,856	17,850
Unit-based compensation	65	257
Amortization of deferred financing costs, original issuance discount and PIK interest	1,275	951
Gain on sale of assets	—	(62)
Unrealized gain on financial instruments	(5)	(17)
Equity in losses of joint venture investments	3,136	3,316
Impairment of assets	—	649
Gain on insurance proceeds	—	(1,508)
Other, net	(63)	(285)
Changes in operating assets and liabilities:
Trade accounts receivable, including affiliates	6,836	11,257
Prepaid expenses and other current assets	(7,225)	(630)
Other non-current assets	(65)	61
Accounts payable and accrued expenses, including affiliates	(11,274)	(12,099)
Other liabilities	5,386	(4,167)
Net cash provided by (used in) operating activities	(915)	190
Cash flows from investing activities:
Capital expenditures	(3,423)	(7,553)
Aid in construction receipts	108	505
Insurance proceeds from property damage claims, net of expenditures	—	2,000
Net proceeds from sales of assets	—	143
Investment contributions to joint venture investments	(91)	(168)
Net cash used in investing activities	(3,406)	(5,073)
Cash flows from financing activities:
Borrowings under our senior unsecured note	15,000	—
Repayments under our credit facility	(11,431)	(9,500)
Repayments under our term loan agreement	(1,064)	(2,161)
Payments on capital lease obligations	(126)	(122)
Financing costs	(255)	(74)
Tax withholdings on unit-based compensation vested units	(8)	(45)
Net cash provided by (used in) financing activities	2,116	(11,902)

Net decrease in cash and cash equivalents	(2,205)	(16,785)
Cash and cash equivalents — Beginning of period	5,218	21,226
Cash and cash equivalents — End of period	$3,013	$4,441

SOUTHCROSS ENERGY PARTNERS, L.P.
SELECTED FINANCIAL AND OPERATIONAL DATA
(In thousands, except for operating data)
(Unaudited)

	Three Months Ended March 31,
	2018	2017
Financial data:
Adjusted EBITDA	$15,076	$18,018

Maintenance capital expenditures	$885	$680
Growth capital expenditures	2,538	6,873

Distributable cash flow	$5,033	$8,919

Operating data:
Average volume of processed gas (MMcf/d)	234	256
Average volume of NGLs produced (Bbls/d)	28,524	31,230
Average daily throughput Mississippi/Alabama (MMcf/d)	198	168

Realized prices on natural gas volumes ($/Mcf)	$3.26	$3.13
Realized prices on NGL volumes ($/gal)	0.53	0.68

SOUTHCROSS ENERGY PARTNERS, L.P.
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(In thousands)
(Unaudited)

	Three Months Ended March 31,
	2018	2017
Net cash provided by (used in) operating activities	$(915)	$190
Add (deduct):
Depreciation and amortization	(17,856)	(17,850)
Unit-based compensation	(65)	(257)
Amortization of deferred financing costs, original issuance discount and PIK interest	(1,275)	(951)
Gain on sale of assets	—	(62)
Unrealized gain on financial instruments	5	17
Equity in losses of joint venture investments	(3,136)	(3,316)
Impairment of assets	—	(649)
Gain on insurance proceeds	—	1,508
Other, net	63	285
Changes in operating assets and liabilities:
Trade accounts receivable, including affiliates	(6,836)	(11,257)
Prepaid expenses and other current assets	7,225	630
Other non-current assets	65	(61)
Accounts payable and accrued liabilities, including affiliates	11,274	12,099
Other liabilities	(5,386)	4,167
Net loss	$(16,837)	$(15,383)
Add (deduct):
Depreciation and amortization	$17,856	$17,850
Interest expense	10,010	9,103
Gain on insurance proceeds	—	(1,508)
Impairment of assets	—	649
Gain on sale of assets	—	(62)
Revenue deferral adjustment	(104)	754
Unit-based compensation	65	257
Transaction-related costs	620	—
Equity in losses of joint venture investments	3,136	3,316
Severance expense	—	2,334
Expenses related to shut-down of Conroe processing plant and conversion of Gregory processing plant	—	294
Other, net	330	414
Adjusted EBITDA	$15,076	$18,018
Cash paid for interest	(9,158)	(8,419)
Maintenance capital expenditures	(885)	(680)
Distributable cash flow	$5,033	$8,919